UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2006

OSHKOSH TRUCK CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On October 15, 2006, Oshkosh Truck Corporation, a Wisconsin corporation (“Oshkosh Truck”), Steel Acquisition Corp. (“Merger Sub”), a Pennsylvania corporation and wholly-owned subsidiary of Oshkosh Truck, and JLG Industries, Inc., a Pennsylvania corporation (“JLG Industries”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Oshkosh Truck agreed, subject to the terms and conditions set forth in the Merger Agreement, to acquire all of the outstanding shares of JLG Industries for a cash amount of $28.00 per share (the “Merger”). Upon completion of the Merger, JLG Industries will become a wholly-owned subsidiary of Oshkosh Truck.

The Merger Agreement includes customary representations, warranties and covenants of JLG Industries, Oshkosh Truck and Merger Sub. The consummation of the Merger is subject to the approval of JLG Industries’ shareholders, receipt of necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable foreign regulatory authorities, and other customary closing conditions.

The Merger Agreement contains certain termination rights for both Oshkosh Truck and JLG Industries, and further provides that, upon termination of the Merger Agreement under specified circumstances, JLG Industries may be required to pay Oshkosh Truck a termination fee of $100 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Item 8.01                Other Events.

On October 16, 2006, Oshkosh Truck held a conference call for investors and analysts in connection with the announcement of the Merger Agreement. The transcript of that call is attached as Exhibit 99.1 hereto.

Additional Information and Where to Find It

This current report on Form 8-K may be deemed to be solicitation material in respect of the proposed acquisition of JLG Industries by Oshkosh Truck. In connection with the proposed acquisition, JLG Industries plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF JLG INDUSTRIES ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to shareholders of JLG Industries. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by JLG Industries with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and JLG Industries’s other filings with the SEC may also be obtained from JLG Industries. Free copies of JLG Industries’ filings may be obtained by directing a request to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678, Attention: Investor Relations.

Oshkosh Truck, JLG Industries and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from JLG Industries’ shareholders in favor of the proposed acquisition. Information regarding Oshkosh Truck’s directors and executive officers is available in Oshkosh Truck’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on December 20, 2005. Information regarding JLG Industries’ directors and executive officers is available in JLG Industries’ proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on October 2, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01                Exhibits.

(d)

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 15, 2006, by and among Oshkosh Truck Corporation, Steel Acquisition Corp. and JLG Industries, Inc.*

99.1	Transcript from Investor Conference Call, October 16, 2006

*                                         Schedules omitted pursuant to Section 601(b)(2) of Regulation S-K. Oshkosh Truck agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION

Date: October 17, 2006	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 15, 2006, by and among Oshkosh Truck Corporation, Steel Acquisition Corp. and JLG Industries, Inc.*

99.1	Transcript from Investor Conference Call, October 16, 2006

*                                         Schedules omitted pursuant to Section 601(b)(2) of Regulation S-K. Oshkosh Truck agrees to furnish a copy of any omitted schedules to the SEC upon request.